JOINT VENTURE AGREEMENT

Article I. Introduction

This Agreement is entered into as of March 1, 2017, by and between Precious Investments, Inc., a Nevada corporation (“PNIK”) and Eddeb Management (“Eddeb”) for the purpose of carrying on a joint venture. The name of the joint venture shall be “Flawless Funds GP Inc.” (hereinafter referred to as, the “Joint Venture”). The Joint Venture has already been formed as an Ontario corporation.

Article II. Purpose of Joint Venture

The purpose of the joint venture shall be to raise money and build the Joint Venture fund for the purposes of trading in precious stones.

Article III. Duties of Parties

3.1. General Duties

Each Joint Venturer will devote such time and efforts as may be reasonably necessary to build the fund and exploit opportunities to purchase and sell precious stones, including, notably, colored diamonds.

3.2. Exclusive and Primary Obligations

3.2.1 Exclusive Obligations

Each Joint Venturer agrees that neither one shall engage in any activities that would conflict with the operations and business purpose of the Joint Venture. Notwithstanding the foregoing, the preceding sentence shall not be construed in any way to limit PNIK’s ability to manage or sell any of its existing inventory of colored diamonds or to purchase new inventory from the proceeds thereof for its exclusive benefit.

3.2.2 PNIK Primary Duties and Obligations

PNIK, through Kashif Khan (“Khan”), shall be primarily responsible for Marketing and managing the fund.

3.2.3 Eddeb's Primary Duties and Obligations

Eddeb, through Abdurrahman Eddeb, shall be primarily responsible for assisting in bringing investors into the fund.

Article IV. Ownership of Venture Property

4.1. Title to Property

All property of the Joint Venture shall be held in the name of the Joint Venture.

4.2. Interest in Property

Except as provided below, the beneficial interest of each party in Joint Venture property, unless changed pursuant to the terms of this Agreement, shall be as follows: Seventy-Five percent (75%) PNIK and Twenty-Five percent (25%) Eddeb.

Article V. Term

The term of the Joint Venture will commence on the date first indicated above and shall terminate as provided in Article IX, below.

Article VI. Distributions; Allocation of Profits and Losses

6.1. Division or Share of Profits

Any profits of the Joint Venture shall be allocated among the Joint Venturers in the following percentages unless that percentage is changed pursuant to the terms of this Agreement:

PNIK 75%

Eddeb 25%

6.2. Calculation of Profits

For the purposes of this Agreement, the profits of the Joint Venture shall be calculated as follows:

(a) The expenses of conducting the Joint Venture shall be deducted from the income of the Joint Venture. The expenses of conducting the Joint Venture shall include all expenses customarily incurred by businesses similar to the Joint Venture.

(b) After the payment of expenses as described above and retention of adequate operating and capital reserves, PNIK and Eddeb shall each be entitled to receive distributions of any remaining available cash according to their respective percentage interest in the Joint Venture. The parties agree that except for distributions necessary to enable each party to pay their respective income tax obligations, a certain percentage of available cash from operations shall be reinvested new inventory.

6.3. Apportionment or Share of Loss

Should a loss be sustained by the Joint Venture, the parties shall bear the loss in the same percentages as profits.

6.4. Computation of Loss

In computing any loss as between the parties, deductions shall be made from any assets remaining in the same manner as computing profits in 6.2, that is, deductions shall first be made to pay expenses, and any remaining sums shall be allocated on a pro rata percentage basis to contributions, as set forth in 6.2 for computing profits. Should there be insufficient assets to pay expenses due and owing as a result of the conduct of the Joint Venture, each party shall contribute to the payment of those expenses in the percentage of losses attributed to that party in this Article.

Article VII. Management Structure

2

7.1. Management of Joint Venture

The business and affairs of the Joint Venture shall be managed by two directors: Khan and Eddeb. The directors have the ability to make all decisions as to the day to day operations of the Joint Venture or deligate such functions as they see fit to officers of the Joint Venture. Only the directors shall have the ability to:

(1) Confess a judgment against the Joint Venture;

(2) Admit any person as a Joint Venturer;

(3) Execute or deliver any assignment for the benefit of the creditors of the Joint Venture;

(4) Enter into any lease of real or personal property;

(5) Enter into any loan transaction or incur any indebtedness of the Joint Venture in excess of $25,000;

(6) Purchase any real property;

(7) Such other matter(s) as may be mutually agreed upon by the parties.

7.2. Actions by Majority Vote

Except as otherwise expressly provided in this Agreement, all actions taken by the directors shall be by majority vote.

Article VIII. Confidentiality

8.1. Definition

For the purpose of this Agreement, "Proprietary Information" shall include all information designated by any Joint Venturer, either orally or in writing, as confidential or proprietary, or which reasonably would be considered proprietary or confidential to the business contemplated by this Agreement, including but not limited to suppliers, marketing and technical plans, plans for products and ideas and proprietary techniques and other trade secrets. Notwithstanding the foregoing, "Proprietary Information" shall not include information which (i) has entered the public domain or became known other than due to a breach of any obligation of confidentiality owed to the owner of such information; (ii) was known prior to the disclosure of such information; (iii) became known to the recipient from a source other than a Joint Venturer or its Affiliate, provided there was no breach of an obligation of confidentiality owed to said Joint Venturer or its Affiliate; or (iv) was independently developed by the party receiving such information.

8.2. No Disclosure, Use, or Circumvention

No Joint Venturer or its Affiliates shall disclose any Proprietary Information to any third parties and will not use any Proprietary Information in that Joint Venturer’s or Affiliates’ business or any affiliated business without the prior written consent of the other Joint Venturer, and then only to the extent specified in that consent. Consent may be granted or withheld at the sole discretion of any Joint Venturer. No Joint Venturer shall contact any suppliers, customers, employees, affiliates or associates to circumvent the purposes of this provision.

3

8.3. Maintenance of Confidentiality

Each Joint Venturer shall take all steps necessary or appropriate to maintain the strict confidentiality of the Proprietary Information and to assure compliance with this Agreement.

Article IX. Termination

9.1. Date of Termination

This Agreement shall be terminated on the earlier to occur of:

(a) The mutual agreement of all of the parties to this Agreement;

(b) Any act or event which makes the continuation of the business of the Joint Venture impossible or impracticable; or

(c) The bankruptcy or insolvency of any of the parties to this Agreement; or

(d) Fifteen (15) years after the effective date hereof, unless extended by the parties.

9.2. Effect of Termination

On the termination of this Joint Venture, the Joint Venture shall be dissolved and wound up in accordance with the provisions of Ontario law, except as otherwise specifically provided in this Agreement or any amendment to this Agreement.

Article X. Assignment

No Joint Venturer may assign its rights and obligations hereunder due to the unique expertise and qualifications of the Joint Venturers.

Article XI. Notices

All notices to the Joint Venturers pursuant to this Agreement shall be in writing and shall be deemed effective when given by personal delivery or by certified mail, express delivery service, or facsimile transmission.

Article XII. Applicable Law

To the extent not otherwise provided in the Agreement, the terms of this Joint Venture and the relationship of the Joint Venturers to each other shall be governed by the provisions of Ontario law.

Article XIII. Amendments

This Agreement may be amended only by the written agreement of all of the Joint Venturers.

IN WITNESS WHEREOF, the undersigned have executed this Agreement effective as of the date first above written.

Precious Investments, Inc.

By: /s:/ Kashif Khan

Name: Kashif Khan

Eddeb Management

By: /s/ Abdurrahman Eddeb

Name: Abdurrahman Eddeb

4